     Exhibit 99.1

Lexaria Enters Licensing Agreement with Canadian Cannabis Chocolate Manufacturer

Kelowna, British Columbia – January 25, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) a drug delivery platform innovator, announces it has entered a definitive technology licensing agreement (the “Agreement”) with Cannfections Group Inc. whereby Lexaria is providing its patented DehydraTECHTM technology to empower next-generation performance in cannabis infused chocolates and candies to be developed and sold in Canada and internationally.

Cannfections Group Inc. is an infused chocolate and gummies contract manufacturer that has been newly established by one of Canada’s leading chocolate companies with over eighty-five years of experience in producing high quality chocolate and confectionary products that meet the industry’s strictest quality requirements, as a pending entrant into the Licensed Producer program for cannabis infused products. The founders of Cannfections currently manufacture chocolate retail products for several leading international and domestic chocolate brands.

Under the terms of the Agreement, Lexaria can offer other licensee partners the option of utilizing Cannfection’s formulation and manufacturing expertise to produce cannabis infused, DehydraTECH™-powered chocolates and gummies where approved. This Agreement is expected to lead to new product entries for Canadian cannabis edibles, and exportation to the increasing number of other international markets where permitted around the world. The term of the agreement is seven years.

“By licensing our technology to Cannfections, Lexaria can now offer its commercial clients the expertise of one of Canada’s oldest and most established chocolatiers utilizing next-generation DehydraTECHTM technology,” said Chief Executive Officer Chris Bunka. “This is a long term strategic relationship meant to offer technology, value and expertise to Licensed Producers wanting to offer the highest quality chocolate edibles available in Canada once permitted under Health Canada regulations.”

Lexaria’s patented DehydraTECH™ technology is focused on improved delivery methodologies of many commonly used active pharmaceutical ingredient (“API”) substances. As such, it provides an additional layer of effectiveness that is designed to harmonize with the intellectual property of third parties. Both patented and generic API substances can utilize Lexaria’s patented technology. Lexaria’s long term strategy is to partner with the world’s leading firms as they deliver best-of-class products to their existing large consumer groups.

Lexaria is presently investigating and will continue to pursue additional technologies that could deliver value to its growing portfolio of patented technologies.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (https://twitter.com/lexariacorp) and on Facebook http://tinyurl.com/y8vzcaam

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

About Cannfections Group Inc.
Cannfections Group Inc. is the first company in Canada to announce entry into the Cannabis Infused Confectionary market for Adult Use. Cannfections will lead the industry with responsible, tested, consistent and delicious Cannabis Infused confections. Cannfections is backed by a team of confection industry experts with over 85 years of experience in producing amazing products that delight our customers! Cannfections Group Inc is about to launch in Canada. For more information about our cannabis infused chocolate, gummies and candies contract manufacturing services please contact us at info@cannfections.ca

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids or any other active ingredient, or that the Cannfections license agreement will successfully produce benefits to the Company. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.